Exhibit 99.1

The ONE Group Hospitality, Inc. Completes Acquisition of Owner of Benihana

First Quarter 2024 Earnings Conference Call and Webcast Scheduled for May 7, 2024 at 4:30 PM ET

DENVER – May 1, 2024 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS), today announced it has completed its previously announced acquisition of Safflower Holdings Corp., the owner of Benihana Inc. (“Benihana”), for $365 million in cash.

“We are delighted to have completed the acquisition and look forward to this next chapter for our Company,” said Emanuel “Manny” Hilario, President and Chief Executive Officer of The ONE Group. “Benihana provides us with additional growth and development opportunities and supports our broader strategy to fortify and diversify our leading portfolio of best-in-class experiential VIBE restaurant concepts. Most importantly, I’d like to welcome our nearly 6,500 new Benihana teammates and our new Board Members, Scott Ross and James Chambers.”

Deutsche Bank Securities Inc. served as sole financial advisor to The ONE Group and lead arranger for the term loan and credit facility. Stoel Rives LLP served as legal advisor to The ONE Group. Piper Sandler & Co served as financial advisor to Benihana. Sidley Austin LLP and Akin Gump Strauss Hauer & Feld LLP served as legal advisors to Benihana.

Earnings Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast to discuss first quarter 2024 financial results on Tuesday, May 7, 2024 at 4:30 PM ET. A press release containing the first quarter 2024 financial results will be issued after market close that same afternoon.

The conference call can be accessed live over the phone by dialing 416-764-8658. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 03183315. The replay will be available until Tuesday, May 21, 2024.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (NASDAQ: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos, and other high-end venues both domestically and internationally. The ONE Group’s focus is to be the global leader in VIBE dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe, and the Middle East, featuring premium steaks, seafood, and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, a leading operator of highly differentiated experiential brands that owns the only national teppanyaki brand in the US. The Company also franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages, and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to growth and development opportunities. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (8) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Madison McGillicuddy

(203) 682-8269

Madison.mcgillicuddy@icrinc.com